SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                                  FORM 8-K/A
                              AMENDMENT NO. 1 TO
                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                                February 2, 1998
               Date of Report (Date of earliest event reported):


                             FRESH AMERICA CORP.
            (Exact Name of Registrant as Specified in Its Charter)


            TEXAS                        000-24124                76-0281274
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)      (IRS EMPLOYER
       INCORPORATION)                                        IDENTIFICATION NO.)


                         6600 LBJ Freeway, Suite 180
                             Dallas, Texas 75240
             (Address of Principal Executive Offices) (Zip Code)


                                (972) 774-0575
             Registrant's telephone number, including area code:

      Amendment No. 1 to Current Report on Form 8-K/A amends the Current Report on Form 8-K (the "Form 8-K") of Fresh America for the event dated February 2, 1998, as filed with the Securities and Exchange Commission on February 17, 1998.

7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)          Financial Statements of Business Acquired.

      The following financial statements of Francisco Distributing Company, LLC are filed herewith as Item 7(a):

      Audited financial statements as of December 31, 1997 and for the year then ended, as follows:

      -Independent Auditor's Report;
      -Balance Sheet as of December 31, 1997;
      -Statement  of Income and  Members'  Equity for the year ended  December
       31, 1997;
      -Statement of Cash Flows for the year ended December 31, 1997; and -Notes to financial statements


(b)          Pro Forma Financial Information.

      The following pro forma financial information is being filed herewith as
Item 7(b):

      -Unaudited Pro Forma Consolidated  Condensed Balance Sheet as of January
       2, 1998;
      -Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet. -Unaudited Pro Forma Consolidated Condensed Statement of Income for the
       fiscal year ended January 2, 1998;
      -Notes  to  Unaudited  Pro Forma  Consolidated  Condensed  Statement  of
       Income.


 (c)       Exhibits

*2.1 Asset Purchase Agreement, dated as of February 2, 1998, by and among Francisco Acquisition Corp., a Texas corporation, Fresh America Corp., a Texas corporation, Francisco Distributing Company, LLC a California limited liability company, and the owners named therein.

*99.1 Restated Business Loan Agreement between Fresh America Corp. and Bank of America Texas, N.A. dated February 2, 1998.

*Previously filed with the Registrant's Report on Form 8-K, as filed with the Securities and Exchange Commission on February 17, 1998.

ITEM 7 (a)

INDEPENDENT AUDITOR'S REPORT


To:   The Members
      Francisco Distributing Company, LLC
      Norwalk, California

We have audited the accompanying balance sheet of Francisco Distributing Company (a California Limited Liability Company) as of December 31, 1997, and the related statements of income and members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Francisco Distributing Company as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Beckman Kirkland & Whitney


Woodland Hills, California
February 20, 1998

                       FRANCISCO DISTRIBUTING COMPANY, LLC
                                  BALANCE SHEET
                                DECEMBER 31, 1997

                                     ASSETS

CURRENT ASSETS:
      Cash & Cash Equivalents                                $    26,734
      Accounts receivable, net of a
       provision for doubtful accounts of $208,337             6,228,595
      Produce inventory                                          277,981
      Packaging supplies                                          21,897
      Prepaid produce (Note 1)                                 1,590,930
      Prepaid expenses                                           139,717
                                                             -----------
            TOTAL CURRENT ASSETS                               8,285,854

PROPERTY , PLANT AND EQUIPMENT, net of
      Accumulated depreciation (Note 1 and 2)                    197,574

OTHER ASSETS:
      Deposits                                                    32,670
      Prepaid rent (Note 4)                                      132,500
                                                             -----------
TOTAL ASSETS                                                 $ 8,648,598
                                                             ===========

                  See accompanying notes to financial statements.

                       FRANCISCO DISTRIBUTING COMPANY, LLC
                                  BALANCE SHEET
                                DECEMBER 31, 1997

                         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
      Bank overdraft                                         $   635,400
      Trade accounts payable                                   3,186,376
      Accrued expenses                                            68,935
      Payroll taxes payable                                       17,679
      Note payable due bank (Note 3)                           2,000,000
                                                             -----------
            TOTAL CURRENT LIABILITIES                          5,908,390

COMMITMENTS (Note 4)

MEMBERS' EQUITY                                                2,740,208
                                                             -----------
TOTAL LIABILITIES AND MEMBERS' EQUITY                        $ 8,648,598
                                                             ===========

                  See accompanying notes to financial statements.

                       FRANCISCO DISTRIBUTING COMPANY, LLC
                     STATEMENT OF INCOME AND MEMBERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997


NET SALES                                                          $84,952,839

COST OF GOODS SOLD, Excluding depreciation and amortization         75,119,081
                                                                   -----------
      GROSS PROFIT                                                   9,833,758

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
      Salaries and related cost                                      4,716,526
      Rent, maintenance and related cost                             1,473,134
      Insurance expense                                                583,372
      Automobile, travel and related expense                           258,848
      Advertising and promotion                                        344,132
      Office expense                                                   299,365
      Provision for doubtful accounts                                  148,684
      Other                                                            302,203
      Depreciation expense                                              67,315
                                                                   -----------
                                                                     8,193,579

            INCOME FROM OPERATIONS                                   1,640,179

OTHER INCOME (EXPENSE)
      Interest expense                                                (277,409)
      Interest income                                                   36,722
      Net realized gain on marketable securities (Note 6)              280,449
      Loss on disposal of fixed assets                                 (32,181)
                                                                   -----------
                                                                         7,581

            NET INCOME                                               1,647,760


MEMBERS' DRAWS                                                      (4,950,731)

BEGINNING MEMBERS' EQUITY, JANUARY 1, 1997                           6,043,179
                                                                   -----------
ENDING MEMBERS' EQUITY, DECEMBER 31, 1997                          $ 2,740,208
                                                                   ===========

                  See accompanying notes to financial statements.

                       FRANCISCO DISTRIBUTING COMPANY, LLC
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:

NET INCOME                                                 $  1,647,760

Adjustments to reconcile net income to net cash
  provided by operating activities:
Depreciation                                                     67,315
Loss on disposal of fixed assets                                 32,181
Gain on sale of marketable securities                          (280,449)
Decrease in accounts receivable                               1,035,952
Increase in inventories                                        (138,178)
Decrease in produce prepayments                               2,171,049
Decrease in prepaid expenses                                     39,739
Decrease in deposits                                              4,180
Decrease in prepaid rent                                         30,000
Increase in accounts payable                                  1,245,233
Increase in payroll taxes payable                                15,565
Decrease in accrued expenses                                   (235,500)
                                                         --------------
      NET CASH PROVIDED BY OPERATING ACTIVITIES               5,634,847
                                                         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of marketable securities                           (11,214,073)
Proceeds from sale of marketable securities                  12,292,872
Proceeds from sale of fixed assets                               73,339
Purchase of property, plant and equipment                       (35,292)
Decrease in notes receivable                                    360,000
                                                         --------------
      NET CASH PROVIDED BY INVESTING ACTIVITIES               1,476,846
                                                         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:

Decrease in securities margin account                          (257,757)
Decrease in bank overdraft                                   (1,763,941)
Members' draws                                               (4,950,731)
Repayment on notes                                             (124,710)
                                                         --------------
      NET CASH USED IN FINANCING ACTIVITIES                  (7,097,139)
                                                         --------------
      NET CHANGE IN CASH                                         14,554

CASH AT BEGINNING OF YEAR                                        12,180
                                                         --------------
CASH AT END OF YEAR                                      $       26,734
                                                         ==============

    Total interest expense paid during the year ended December 31, 1997 was
                                   $234,196.

                  See accompanying notes to financial statements.

                       FRANCISCO DISTRIBUTING COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY:

Francisco Distributing Company (the Company) operates a wholesale produce supply company in Norwalk, California and Nogales, Arizona.

REVENUE RECOGNITION:

Sales are recognized at the time produce is shipped.

CASH AND CASH EQUIVALENTS:

For purposes of the statement of cash flows, the Company considers all highly liquid cash or equivalent assets with original maturities of less than three months to be cash and cash equivalents.

INCOME TAXES:

Since the Company is a limited liability company which elects to be taxed as a partnership, income is passed through to the members and is taxed on their respective individual and corporate income tax returns. Accordingly, no provision has been made for income taxes.

INVENTORY:

Inventory is valued at the lower of cost or market price, based on the first-in first-out method.

PREPAID PRODUCE:

Prepaid produce represents advances to farmers for the exclusive right to their crops.

PROPERTY AND EQUIPMENT:

Equipment and leasehold improvements are carried at cost. Depreciation is calculated using the straight-line method using the following estimated useful lives:

YEARS
5 - 7     Dock and plant equipment
5 - 7     Office equipment
3 - 5     Transportation equipment
10        Leasehold improvements

USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       FRANCISCO DISTRIBUTING COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 2 - EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are comprised of the following and collateralized as described in Note 3.


      Dock and plant equipment                               $  325,999
      Office equipment                                          449,136
      Transportation equipment                                  241,744
      Leasehold improvements                                    168,562
                                                             ----------

                                                              1,185,441
      Accumulated depreciation                                 (987,867)
                                                             ----------
                                                             $  197,574
                                                             ==========

NOTE 3 - NOTE PAYABLE DUE BANK

The Company had a bank line of credit for $5,000,000, with interest payable monthly at the bank's floating prime rate (which was 8.5% as of December 31, 1997), due July 1998. The note was guaranteed by the members and secured by substantially all the assets of the Company. The outstanding balance at December 31, 1997 was $2,000,000. This line of credit was paid off and canceled in its entirety in February of 1998.


NOTE 4 - COMMITMENTS

The Company leases its principal facility under a noncancelable operating lease which expires on August 31, 2003. In addition, the Company leases a property next to its principal facility under a noncancelable operating lease which expires on November 30, 1998. A portion of this property is being subleased for $6,250 per month.

The future minimum lease commitments as of December 31, 1997 are as follows:

            YEARS ENDING
            DECEMBER 31,                              AMOUNT
            -----------                           ----------
                 1998                             $  943,980
                 1999                                769,080
                 2000                                769,080
                 2001                                769,080
                 2002                                769,080
              Thereafter                             451,130
                                                  ----------
            Total minimum lease payments          $4,471,430
                                                  ==========

                       FRANCISCO DISTRIBUTING COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 4 - COMMITMENTS (CONTINUED)

Rent expense totaled $882,383 for the year ended December 31, 1997.

Under the lease agreement, the Company paid $300,000 in prepaid rent. This amount is being amortized over the life of the lease. The unamortized balance at December 31, 1997 was $162,500. Of this amount, $30,000 is included in prepaid expenses.

On January 1, 1994 the Company entered into a five year consulting agreement with a former partner. Under the terms of the agreement he is compensated $26,000 per month. This agreement was due to expire in December 1998. In January of 1998, the Company paid $265,980 to terminate the remainder of the consulting agreement.


NOTE 5 - MAJOR CUSTOMER

During the year ended December 31, 1997, Ralphs/Food For Less accounted for approximately 25% of the Company's sales. Accounts receivable from Ralphs/Food For Less totaled $1,825,192 at December 31, 1997. Ralphs acquired Food For Less during 1997. Prior to the acquisition, the Company sold to each customer individually.

Accounts receivable from Lucky Stores Inc. totaled $646,728 at December 31,
1997.


NOTE 6 - MARKETABLE SECURITIES

At December 31, 1996 the Company had net unrealized gains of $82,580 on marketable equity securities. As of December 31, 1997, all marketable equity securities had been sold. The Company recognized net gains of $280,449 for the year ended December 31, 1997. All marketable securities held by the Company are classified as trading securities. Gains and losses are determined based on specific identification of securities sold.


NOTE 7 - SUBSEQUENT EVENTS

On February 3, 1998 substantially all the assets of the Company and its continuing business operations were acquired by Fresh America Corporation for cash and common stock. The two members of the Company each signed a two year employment contract with Fresh America Corporation.


NOTE 8 - YEAR 2000

In 1997, the Company developed a plan to deal with the year 2000 problem. During 1998, the Company will begin converting its computer system to be year 2000 compliant. The plan provides for the conversion efforts to be completed by the end of 1999. The year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year.

ITEM 7 (b)

      On February 2, 1998, Fresh America Corp. (the "Registrant" or the "Company"), through a wholly-owned acquisition subsidiary, completed the acquisition of substantially all of the net assets of Francisco Distributing Company, LLC, a California limited liability company ("Francisco"), for (subject to adjustment and excluding transaction costs) approximately $5.6 million in cash, $5.5 million in Company common stock and certain contingent payments. Subject to an aggregate floor and ceiling of approximately $2.5 million and $16.5 million, respectively, the Company has agreed to pay Francisco contingent payments (payable at the Company's option in cash, or a combination of cash and common stock) based upon a multiple of Francisco's pre-tax earnings in excess of certain minimum thresholds in each of fiscal 1998 and 1999. Francisco sells, distributes, transports and repacks fresh produce primarily in southern California and Arizona.

      The unaudited pro forma financial statements are based on assumptions the Company believes are reasonable and which the Company believes are both factually supportable and directly attributable to the acquisition. Such unaudited pro forma financial statements and accompanying notes should be read in conjunction with the audited Consolidated Financial Statements of the Company and the related notes thereto which are included in the Company's Annual Report on Form 10-K for its year ended January 2, 1998, its Current Report on Form 8-K dated February 2, 1998 (all filed with the Securities and Exchange Commission) and the Financial Statements of Francisco for the year ended December 31, 1997 and the respective accompanying notes thereto included in Item 7 (a) of this Report.

      The following pro forma financial data are not necessarily indicative of the Company's results of operations that might have occurred had the transaction been completed at the beginning of the period specified, and do not purport to represent what the Company's consolidated results of operations might be for any future period.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

      The following Unaudited Pro Forma Consolidated Condensed Balance Sheet as of January 2, 1998 reflects the historical consolidated balance sheets of the Company and Francisco adjusted to give effect to the acquisition of substantially all of the net assets of Francisco, as if the acquisition had occurred at January 2, 1998. The Unaudited Pro Forma Consolidated Condensed Balance Sheet combines the financial position of the Company as of January 2, 1998 and the financial position of Francisco as of December 31, 1997.

      The Company has accounted for the acquisition as a purchase and all required purchase accounting adjustments to record assets and liabilities at their estimated fair values have been made based on the actual allocation price and actual levels of Francisco assets acquired and liabilities assumed on the acquisition date. The acquisition price is subject to certain adjustments. Any adjustment to the purchase price will affect the amount allocated to intangible assets and will affect the amortization of intangibles in subsequent periods.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME

      The following Unaudited Pro Forma Consolidated Condensed Statement of Income for the year ended January 2, 1998 is based on the respective historical consolidated statements of income of the Company and Francisco, adjusted to give effect to the acquisition of substantially all of the net assets of Francisco, as if the acquisition had occurred on January 4, 1997. The Unaudited Pro Forma Consolidated Condensed Statement of Income for the year ended January 2, 1998 combines the results of operations of the Company for the year ended January 2, 1998 with the results of operations of Francisco for the year ended December 31, 1997.

                      FRESH AMERICA CORP. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                 JANUARY 2, 1998
                                 (IN THOUSANDS)

                                             HISTORICAL             PRO FORMA
                                       ------------------------------------------------
                                        FRESH     FRANCISCO
                                       AMERICA  DISTRIBUTING
                                        CORP.     COMPANY      ADJUSTMENTS    COMBINED
                                       -------  ------------   -----------    --------
ASSETS
Current Assets:
  Cash and cash equivalents            $   936   $     26       $   (250)(A)   $   712
  Accounts Receivable, net              33,197      6,229                       39,426
  Inventories                            3,536        300                        3,836
  Prepaid expenses                       1,309      1,731                        3,040
  Deferred income taxes                    362       --                            362
                                       -------   --------                      -------
      Total current assets              39,340      8,286                       47,376

Property, plant and equipment, net      10,749        198                       10,947
Notes receivable from
shareholders                               166       --                            166
Intangible assets, net                   9,138       --           10,623(A)     19,761
Other assets                               738        165            (77)(A)       826
                                       -------   --------       --------       -------
                                       $60,131   $  8,649       $ 10,296       $79,076
                                       =======   ========       ========       =======

LIABILITIES AND SHAREHOLDERS'
EQUITY
Current Liabilities:
  Current portion of long-term debt    $ 1,642   $  2,000       $  5,000(A)    $ 7,568
                                                                  (2,000)(B)
                                                                     926(A)
  Accounts payable                      22,546      3,822                       26,368
  Accrued salaries and wages               609         18                          627
  Other accrued expenses                   893         69                          962
  Income taxes payable                     332       --                            332
                                       -------   --------                      -------
      Total current liabilities         26,022      5,909                       35,857

Long-term debt, less current portion     6,193       --              317(A)      9,803
                                                                   2,000(B)
                                                                   1,293(A)
Deferred income taxes                      198       --                            198
Other liabilities                           99       --                             99
                                       -------   --------                      -------
      Total liabilities                 32,512      5,909                       45,957
                                       -------   --------                      -------
Shareholders' Equity:
    Common stock                            39       --             3(A)            42
    Additional paid-in capital          16,345       --            5,497(A)     21,842
    Members' equity                                 2,740         (2,740)(A)      --
    Retained earnings                   11,235       --                         11,235
                                       -------   --------                      -------
      Total shareholders' equity        27,619      2,740                       33,119
                                       -------   --------                      -------
Commitments and contingencies
                                       -------   --------       --------       -------
                                       $60,131   $  8,649       $ 10,296       $79,076
                                       =======   ========       ========       =======

 See accompanying notes to unaudited pro forma consolidated condensed financial statements.

           NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                (In thousands)

(A) The following table sets forth the calculation of the Company's acquisition costs and its preliminary allocation of Francisco's assets and liabilities assuming the transaction occurred on January 2, 1998 using the estimated purchase accounting adjustments, which are subject to post-closing adjustments and to further revisions once appraisals and other studies of the fair value of Francisco's assets and liabilities are completed. Final purchase accounting adjustments may differ from the amounts shown below. Under the terms of the asset purchase agreement, the estimated purchase price of Francisco as of February 2, 1998 was $13.4 million.

       Calculation of Acquisition Cost:
          Cash                                              $  5,567*
          Company Common Stock (285,437
              shares at $19.27 per share)                      5,500
          Minimum contingent consideration
              payable in cash or a combination
              of cash and common stock at
              the election of the Company                      2,219**
          Related acquisition expenses                            77
                                                           ---------
                                                              13,363
          Net book value of net assets acquired               (2,740)
                                                           ---------
          Excess of cost over net book value                $ 10,623
                                                           =========

      *Includes $250 in cash, $317 borrowed under the Company's revolving line of credit and a $5,000 bridge loan due on September 30, 1998.

      **Such guaranteed payments include $1,000 due at the end of fiscal 1998 and $1,500 due at the end of fiscal 1999. The Company recorded these payments at their net present value discounted at 8%. As a result, $926 and $1,293 are included as debt on the pro forma balance sheet.


          Allocation of purchase price:
                Accounts receivable                         $  6,229
                Prepaid expenses                               1,731
                Other current assets                             326
                Other non-current assets                         363
                Accounts payable                              (3,822)
                Bank line of credit                           (2,000)
                Other current liabilities                        (87)
                Intangible assets                             10,623
                                                           ---------
                                                             $13,363
                                                           =========

(B) On the acquisition date, Francisco's bank line of credit was paid off using funds borrowed on the Company's revolving line of credit.

                      FRESH AMERICA CORP. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                    FOR THE FISCAL YEAR ENDED JANUARY 2, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              HISTORICAL                PRO FORMA
                                        -----------------------  -----------------------
                                          FRESH       FRANCISCO
                                         AMERICA      DISTRIBUTING
                                          CORP.       COMPANY    ADJUSTMENTS  COMBINED
                                        -----------   ---------  ----------   ----------
Net sales                                $  349,304   $  84,953                $ 434,257
Cost of goods sold                          312,444      75,119                  387,563
                                        -----------   ---------               ----------
            Gross profit                     36,860       9,834                   46,694
                                        -----------   ---------               ----------
Selling, general and administrative
  expenses:
    Salaries and related costs               17,581       4,717                   22,298
    Rent, maintenance and
      related costs                           5,622       1,633                    7,255
    Insurance expense                         1,003         583                    1,586
    Automobile, travel and
      related costs                             990         259                    1,249
    Communication expense                     1,026         140                    1,166
    Depreciation and
      amortization                            1,657         67         708(A)      2,432
    Other                                     1,578         795       (312)(B)     2,061
                                        -----------   ---------  ----------   ----------
                                             29,457       8,194        396        38,047
                                        -----------   ---------  ----------   ----------
           Operating income                   7,403       1,640       (396)        8,647
                                        -----------   ---------  ----------   ----------
Other income (expense):
    Interest expense                           (233)       (277)      (629)(C)    (1,139)
    Interest income                             225          37                      262
    Other, net                                  192         248                      440
                                        -----------   ---------  ----------   ----------
                                                184           8       (629)         (437)
                                        -----------   ---------  ----------   ----------
                                                                    (1,025)

Income before income taxes                    7,587       1,648                    8,210
Provision for income taxes                    2,874          -         659(D)      3,133
                                                                      (400)(E)
                                        -----------   ---------  ----------   ----------
          Net income                    $     4,713   $   1,648  $  (1,284)    $   5,077
                                        ===========   =========  ==========   ==========
Earnings per  share:
    Basic                               $      1.25                           $     1.25
                                        ===========                           ==========
    Diluted                             $      1.17                           $     1.17(G)
                                        ===========                           ==========

CALCULATION OF SHARE DATA:
Weighted average common shares
  outstanding - basic                         3,766                    285(F)      4,051

Dilutive securities                             263                     69(G)        332
                                        -----------              ----------   ----------
Weighted average common shares
  outstanding - diluted                       4,029                    354         4,383
                                        ===========              ==========   ==========

 See accompanying notes to unaudited pro forma consolidated condensed financial statements.

             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                                (In thousands)

A. Reflects amortization of intangible assets resulting from the acquisition of the net assets of Francisco on a straight-line basis over 15 years.

B. Reflects the elimination of expense related to a consulting agreement with a former partner of Francisco. The agreement was paid off and terminated prior to the acquisition of Francisco by the Company.

C. Represents additional interest expense recognized due to the $5,000 bridge loan at 8.5%, $317 in borrowings under the Company's revolving line of credit at 8.5% and the guaranteed payments of $1,000 and $1,500 due to the former owners of Francisco at the end of fiscal 1998 and 1999, respectively. Such future payments were discounted at 8% to a present value of $926 and $1,293, respectively.

D. Represents adjustment for Francisco's income tax provision at an effective rate of 40%. Since Francisco, prior to acquisition, was a limited liability company that elected to be taxed as a partnership, no provision for taxes had been made on historical financial statements.

E. Represents the tax effect of pro forma adjustment (A) through (C) above, using the Company's pro forma effective tax rate of 39%.

F. Represents shares issued in connection with the acquisition of substantially all of the net assets of Francisco as if the shares had been issued on January 4, 1997. The adjustment does not include shares contingently issuable as a result of the conversion of the guaranteed payments of $1,000 and $1,500 due at the end of fiscal 1998 and 1999 as discussed in Note C above.

G. For the purpose of computing diluted earnings per share, adjustments were made to weighted average common shares and net income assuming the maximum allowed conversion of 50% of the guaranteed payments (see C above) into shares of common stock per the purchase agreement. The assumed number of shares was calculated by dividing 50% of the guaranteed payments ([$1,000 +$1,500]*50%) by the average stock price of the Registrant for fiscal 1997 ($18.05). Net income was adjusted to reduce interest expense as follows:


       Present value of guaranteed payments ($926+$1,293) $    2,219
       Assumed percentage of conversion to common stock           50%
                                                          ------------
                                                          $    1,110
       Interest rate                                               8%
                                                          ------------
       Interest expense                                   $       89
       Tax effect at 39%                                         (35)
                                                          ============
       Total adjustment to net income                     $       54
                                                          ============

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
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          Dated: FEBRUARY 17, 1998           FRESH AMERICA CORP.

                                             By:/s/ ROBERT C. KIEHNLE
                                                    Robert C. Kiehnle
                                                    Chief Financial Officer

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